Exhibit 10.3
EXECUTION COPY
SHAREHOLDERS AGREEMENT
BY AND AMONG
INDIA NEWBRIDGE INVESTMENTS LIMITED,
INDIA NEWBRIDGE COINVESTMENT LIMITED,
INDIA NEWBRIDGE PARTNERS FDI LIMITED,
MAXWELL (MAURITIUS) PTE. LTD.,
PRASAD NIMMAGADDA
AND
MYLAN LABORATORIES INC.
DATED AS OF AUGUST 28, 2006

i

SHAREHOLDERS AGREEMENT
     THIS SHAREHOLDERS AGREEMENT is made and entered into as of August 28, 2006, by and among Mylan Laboratories Inc., a Pennsylvania corporation (the “Company”), India Newbridge Investments Limited, India Newbridge Coinvestment Limited, and India Newbridge Partners FDI Limited, each a private company incorporated under the laws of the Republic of Mauritius (together “NB”), Maxwell (Mauritius) Pte. Ltd., a private company incorporated under the laws of the Republic of Mauritius (“MX”) and Prasad Nimmagadda, an individual residing in India (“PN” and, together with NB and MX, the “Shareholders”). The Company and the Shareholders are hereinafter collectively referred to as the “Parties” and, as appropriate, individually as a “Party”. Capitalized terms, unless otherwise defined, shall have the meanings assigned to them in Section 1.
     WHEREAS, the Company and the Shareholders are parties to certain Share Purchase Agreements, each dated as of August 28, 2006, by and between the Company and each of PN, NB, and MX (the “Share Purchase Agreements”), pursuant to which NB, MX and PN each has agreed to purchase from the Company a certain number of shares of the Company’s Common Stock, upon the terms and subject to the conditions set forth therein.
     WHEREAS, the Company and the Shareholders deem it in their best interest to set forth their agreement regarding certain matters relating to the corporate governance of the Company and to place certain restrictions on, and to provide for the disposition of, that certain number of shares of Common Stock acquired by the Shareholders pursuant to the Share Purchase Agreements, and desire to enter into this Agreement to effectuate those purposes.
     In consideration of the mutual covenants and agreements herein contained and other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
Section 1. Certain Definitions.
     For purposes of this Agreement, the following terms, when used in this Agreement, shall have the meanings assigned to them in this Section 1. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Share Purchase Agreement.
     “Affiliate” means, with respect to any Person, any other Person that directly or indirectly Controls or is Controlled by or is under common control with the specified Person.
     “Agreement” means this Shareholders Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to this Shareholders Agreement as the same may be in effect at the time such reference becomes operative.
     “Business Day” means any day on which commercial banks are open for business, except a Saturday, Sunday or legal holiday on which banking institutions in New York, New York are authorized or obligated by Law or executive order to close.
     “Closing Date” means the closing date of the relevant Share Purchase Agreement.

     “Common Stock” means common stock, par value $0.50 per share, of the Company.
     “Company” has the meaning set forth in the preamble.
     “Company Board” means the Board of Directors of the Company.
     “Company Director” means a member of the Company Board.
     “Control” (including, with correlative meanings, the terms “Controlling” and “Controlled”) means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management or policies of a Person (whether through the ownership of securities, partnership or other ownership interests), by contract or otherwise, including, without limitation, having the power to elect a majority of the board of directors or other governing body of such Person.
     “Delay Period” has the meaning set forth in Section 2.
     “Disposition” (including, with correlative meanings, the terms “Dispose”, “Disposed”, “Disposal” and “Disposing”) means any transfer, sale, assignment, exchange, pledge, hypothecation, gift, issuance, distribution, foreclosure or other disposition of any kind, voluntary or by operation of Law or other involuntary means, directly or indirectly, for or without consideration.
     “Effective Period” has the meaning set forth in Section 2.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Governmental Authority” means any federal, state, provincial, county, municipal or local government, or any political subdivision of any of the foregoing, or any entity, authority, agency, ministry, commission, tribunal, arbitral body, court or other similar body exercising executive, legislative, judicial, regulatory or administrative authority or functions of or pertaining to government, including any authority or quasi-governmental entity established to perform any of these functions.
     “ICC” has the meaning set forth in Section 11(l)(i).
     “Initial PN Lock-Up Period” has the meaning set forth in Section 8(b)(i).
     “Judgment” means any judgment, writ, order, decree, award or injunction of or by any arbitrator, court, judge, justice or magistrate, including any bankruptcy court or judge, and any order or ruling or action of or by any Governmental Authority.
     “Law” means any law (including common law), treaty, statute, ordinance, code, rule, regulation, Judgment, injunction, or determination of any Governmental Authority.
     “Liability” has the meaning set forth in Section 5(a).

     “Matrix Closing Date” means the date of the closing of the Matrix share purchase agreement entered into (among others) by the Company and the Shareholders.
     “MX” has the meaning set forth in the preamble.
     “MX Shares” means the shares of Common Stock issued to MX pursuant to the relevant Share Purchase Agreement.
     “MX Shareholder” means MX or any Affiliate of MX or limited partner of MX to whom registration rights are transferred in accordance with Section 7 of this Agreement.
     “NB” has the meaning set forth in the preamble.
     “NB Shares” means the shares of Common Stock issued to NB pursuant to the relevant Share Purchase Agreement.
     “NB Shareholder” means NB or any Affiliate of NB or limited partner of NB to whom registration rights are transferred in accordance with Section 7 of this Agreement.
     “NYSE” means the New York Stock Exchange, Inc.
     “Person” means any natural person, limited or unlimited liability company, corporation, partnership (whether limited or unlimited), proprietorship, Hindu undivided family, trust, union, association, Governmental Authority or any other entity that may be treated as a legal person established or existing under applicable Law.
     “Pharmaceutical Business” means research, development, manufacturing, distribution, sales and marketing of branded and generic pharmaceutical products, including active pharmaceutical ingredients, as conducted by the Company Parties on the date hereof and the activities relating to biogenerics, antiretrovirals and finished dosage form products, as contemplated to be conducted by the Company Parties as of the date hereof.
     “PN” has the meaning set forth in the preamble.
     “PN Shares” means the shares of Common Stock issued or to be issued to PN pursuant to the relevant Share Purchase Agreement.
     “PN Shareholder” means PN or any Affiliate of PN to whom registration rights are transferred in accordance with Section 7 of this Agreement.
     “Prospectus” means the prospectus or prospectuses forming a part of, or deemed to form a part of, or included in, or deemed included in, any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Common Stock covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus or prospectuses.

     “Registrable Common Stock” means (i) any shares of Common Stock issued to the Shareholders pursuant to the Share Purchase Agreements, (ii) any other security into or for which the Common Stock referred to in clause (i) has been converted, substituted or exchanged, and (iii) any security issued or issuable with respect thereto upon any stock dividend or stock split or in connection with a combination of shares, reclassification, recapitalization, merger, consolidation or other reorganization or otherwise.
     “Registration Statement” means any registration statement of the Company filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act that covers any of the Registrable Common Stock pursuant to the provisions of this Agreement, including the related Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, and all exhibits and all materials incorporated by reference in such Registration Statement.
     “Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such rule.
     “Rule 415” means Rule 415 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such rule.
     “Rules” has the meaning set forth in Section 11(l)(i).
     “SEC” means the United States Securities and Exchange Commission.
     “Second PN Lock-Up Period” has the meaning set forth in Section 8(b)(ii).
     “Securities Act” means the Securities Act of 1933, as amended.
     “Share Purchase Agreements” has the meaning set forth in the preamble.
     “Shelf Registration Statement” has the meaning set forth in Section 2.
     “Shareholders” has the meaning set forth in the preamble.
     “Suspension Notice” has the meaning set forth in Section 3(d).
     “Suspension Period” has the meaning set forth in Section 3(d).
     “Tribunal” has the meaning set forth in Section 11(l)(i).
Section 2. Shelf Registration Statement.
     (a) As promptly as practicable after the Closing Date, the Company shall use its reasonable best efforts to file either (i) a registration statement on Form S-3 or such other form under the Securities Act then available to the Company providing for the resale pursuant to Rule 415 from time to time by such Shareholders of the Registrable Common Stock or (ii) a prospectus supplement covering the Registrable Common Stock, provided, in the case of clause (ii), that the Company has previously filed and there remains effective a shelf registration statement on Form S-3 or such other form under the Securities Act then available to the Company that permits the Shareholders to sell shares of Registrable Common Stock without the filing of a new registration statement. Such registration statement referred to in clauses (i) and (ii) above, including the Prospectus, amendments and supplements to the shelf registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference, if any, in such shelf registration statement or Prospectus, is hereinafter referred to as the “Shelf Registration Statement.” The Company shall use its reasonable best efforts to cause the Shelf Registration Statement to be declared effective by the SEC or to become effective as promptly as practicable following such filing in the case of clause (i); provided, however, that the Company may upon giving prompt written notice of such action to the Shareholders postpone the filing or the effectiveness of the Shelf Registration Statement, or the filing of the prospectus referred to in clause (ii) above, if, based on the good faith judgment of the Company Board, such postponement is necessary in order to avoid premature disclosure of a matter the Company Board has determined would not be in the best interest of the Company to be disclosed at such time (a “Delay Period”); and provided further, that the Company shall not invoke such Delay Period (A) more than once during any six-month period, (B) for a period exceeding forty-five (45) days on any one occasion or (C) for a period exceeding sixty (60) days in any twelve-month period. Except as previously disclosed to the Shareholders, the Company has no knowledge of any circumstance that would reasonably be expected as of the date hereof to cause it to invoke such Delay Period pursuant to this Section 2.
     (b) The Company shall maintain the effectiveness of the Shelf Registration Statement until the earliest to occur of the date (i) on which all shares of Registrable Common Stock have been sold pursuant to the Shelf Registration Statement or sold, transferred or otherwise Disposed of pursuant to Rule 144, (ii) on which all shares of Registrable Common Stock not held by Affiliates of the Company are eligible for sale without registration under the Securities Act pursuant to subparagraph (k) of Rule 144 and all shares of Registrable Common Stock held by Affiliates of the Company have been sold pursuant to Rule 144 or otherwise disposed of, or (iii) on which such shares of Registrable Common Stock shall cease to be outstanding; provided that, in the case of PN, the Company shall maintain the effectiveness of the Shelf Registration Statement for a period of 30 months from the applicable Closing Date or such additional time period as is mutually agreed upon by PN and the Company (the “Effective Period”). The plan of distribution contained in the Shelf Registration Statement (or related Prospectus supplement) shall be substantially in the form attached hereto as Exhibit A.
Section 3. Procedures.
     (a) In connection with the registration and sale of Registrable Common Stock pursuant to this Agreement, during the Effective Period, the Company shall use its reasonable best efforts to effect the registration and the sale of such Registrable Common Stock in accordance with the Shareholders’ intended methods of Disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

     (i) prepare and file with the SEC, as applicable, (A) a Registration Statement with respect to such Registrable Common Stock and use its reasonable best efforts to cause such Registration Statement to become effective or (B) within fifteen (15) Business Days of receipt of a written request from the Shareholders, the prospectus supplement contemplated in Section 2(b) hereof; and before filing a Registration Statement or Prospectus or any amendments or supplements thereto (including any prospectus supplement for a shelf takedown but not including any report filed or furnished pursuant to the Exchange Act and the rules and regulations promulgated thereunder), furnish to each Shareholder copies of all such documents proposed to be filed, and the Shareholders shall have the opportunity to review and comment thereon, and the Company will make such changes and additions thereto as reasonably requested by the Shareholders within two (2) Business Days after receipt thereof prior to filing any Registration Statement or amendment thereto or any Prospectus or any supplement thereto, unless the Company reasonably objects to such changes and additions;
     (ii) prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the Effective Period, and, in the case of the Shelf Registration Statement, prepare such Prospectus supplements containing such disclosures as may be reasonably requested by the Shareholders in connection with each shelf takedown;
     (iii) furnish to each Shareholder such number of copies of such Registration Statement, each amendment and supplement thereto, each Prospectus (including each preliminary Prospectus and Prospectus supplement) and such other documents as the Shareholders may reasonably request in order to facilitate the Disposition of the Registrable Common Stock, provided, however, that the Company shall have no such obligation to furnish copies of a final prospectus if the conditions of Rule 172(c) under the Securities Act are satisfied by the Company;
     (iv) use its reasonable best efforts to register or qualify, not later than the effective date of any filed Registration Statement, such Registrable Common Stock under the securities or blue sky laws of such jurisdictions (domestic or foreign) as the Shareholders reasonably request in writing and do any and all other acts and things that may be reasonably necessary or advisable to enable the Shareholders to consummate the Disposition in such jurisdictions of the Registrable Common Stock; provided that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph (iv), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction;
     (v) notify the Shareholders at any time when a Prospectus relating thereto is required to be delivered or made available under the Securities Act, of the occurrence of any event as a result of which any Prospectus contains an untrue statement of a material fact or omits to state any material fact necessary to make the statements therein not misleading, and the Company shall prepare forthwith a supplement or amendment to such Prospectus so that, as thereafter supplemented and/or amended, such Prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;
     (vi) make available for inspection by the Shareholders and any attorney, accountant or other agent retained by the Shareholders, all financial and other records, pertinent corporate documents and properties of the Company, and use its reasonable best efforts to cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by the Shareholders’ attorneys, accountants or agents to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act in connection with such Registration Statement; provided, however, that each Person receiving such information shall agree to take such actions as are reasonably necessary to protect the confidentiality of such information if requested by the Company;
     (vii) use its reasonable best efforts to cause all such Registrable Common Stock to be listed on each securities exchange on which securities of the same class issued by the Company are then listed or, if no such similar securities are then listed, on the NYSE or another national securities exchange selected by the Company;
     (viii) provide a transfer agent and registrar for all such Registrable Common Stock not later than the effective date of such Registration Statement;
     (ix) make generally available to the Shareholders a consolidated earnings statement (which need not be audited) for the twelve (12) months beginning after the effective date of a Registration Statement as soon as reasonably practicable after the end of such period, which earnings statement shall satisfy the requirements of an earnings statement under Section 11(a) of the Securities Act;
     (x) obtain a comfort letter from the Company’s independent public accountants dated within five (5) Business Days prior to the effective date of the Registration Statement or date of the Prospectus supplement in customary form and covering such matters of the type customarily covered by such comfort letters;
     (xi) obtain an opinion of counsel dated the effective date of the Registration Statement or date of the Prospectus supplement in customary form and covering such matters of the type customarily covered by such opinions of counsel.
     (xii) promptly notify the Shareholders:

(1) when the Registration Statement, any pre-effective amendment, the Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement has been filed (but not including any report filed or furnished pursuant to the Exchange Act) and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective;
(2) of any written request by the SEC for amendments or supplements to the Registration Statement or any Prospectus or of any inquiry by the SEC relating to the Registration Statement or the Company’s status as a well-known seasoned issuer;
(3) of the notification to the Company by the SEC of its initiation of any proceeding with respect to the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement; and
(4) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Common Stock for sale under the applicable securities or blue sky laws of any jurisdiction.
     (b) During the Effective Period, the Company shall make available to the Shareholders (i) as soon as reasonably practicable after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one copy of each Registration Statement and any amendments thereto, each preliminary Prospectus and any amendments or supplements thereto, each letter written by or on behalf of the Company to the SEC or the staff of the SEC (or other Governmental Authority or self-regulatory body or other body having jurisdiction, including any domestic or foreign securities exchange), and each item of correspondence from the SEC or the staff of the SEC (or other Governmental Authority or self-regulatory body or other body having jurisdiction, including any domestic or foreign securities exchange), in each case relating to such Registration Statement and (ii) such number of copies of each Prospectus, including a preliminary Prospectus, and all amendments and supplements thereto and such other documents as the Shareholders may reasonably request in order to facilitate the Disposition of the Registrable Common Stock. The Company will, as soon as reasonably practicable, notify the Shareholders of the effectiveness of each Registration Statement or any post-effective amendment or the filing of any supplement or amendment to such Shelf Registration Statement or of any Prospectus supplement. The Company will as soon as reasonably practicable respond to any and all comments received from the SEC, with a view towards causing each Registration Statement or any amendment thereto to be declared effective by the SEC or become effective as soon as reasonably practicable and shall file an acceleration request, if necessary, as soon as reasonably practicable following the resolution or clearance of all SEC comments or, if applicable, following notification by the SEC that any such Registration Statement or any amendment thereto will not be subject to review, if applicable.

     (c) The Company may require the Shareholders to furnish to the Company any information regarding the Shareholders and the distribution of such securities as the Company reasonably determines, based on the advice of counsel, is required to be included in any Registration Statement.
     (d) The Shareholders agree that, upon notice from the Company of the happening of any event as a result of which the Prospectus included (or deemed included) in such Registration Statement contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading (a “Suspension Notice”), the Shareholders will forthwith discontinue Disposition of Registrable Common Stock pursuant to such Registration Statement for a reasonable length of time until the Shareholders are advised in writing by the Company that the use of the Prospectus may be resumed and is furnished with a supplemented or amended Prospectus as contemplated by Section 3(a) hereof (a “Suspension Period”). In any event, the Company shall not be entitled to deliver more than a total of two (2) Suspension Notices or more than the number of notice of Delay Periods permitted pursuant to Section 2(a), provided, that the Suspension Periods under this Section 3(d) and any Delay Periods, as provided under Section 2(a), shall in the aggregate not exceed 135 days. The Company shall immediately notify the Shareholders upon termination of any Delay Period or Suspension Period, and amend or supplement the Shelf Registration Statement, if necessary, so it does not contain any untrue statement or omission and furnish to the Shareholders such number of copies of such Shelf Registration Statement as so amended or supplemented as the Shareholders may reasonably request.
     (e) The Company shall not permit any officer, director, broker or any other person acting on behalf of the Company to use any free writing prospectus (as defined in Rule 405 under the Securities Act) in connection with any Registration Statement covering Registrable Common Stock, without the prior written consent of the Shareholders.
     (f) The Shareholders shall not use any free writing prospectus (as defined in Rule 405 under the Securities Act) in connection with any Registration Statement covering Registrable Common Stock, without the prior written consent of the Company.
Section 4. Registration Expenses.
     (a) The Company shall pay (to the fullest extent permissible by law) all of the expenses incident to the Company’s performance of or compliance with this Agreement, including, without limitation (i) all registration and filing fees, and any other fees and expenses associated with filings required to be made with the SEC, the NYSE or any other Governmental Authority or listing authority, (ii) all fees and expenses in connection with compliance with securities or “blue sky” laws, (iii) all translating, printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses (including expenses of printing certificates for the Registrable Common Stock in a form eligible for deposit with The Depository Trust Company or other similar depository institution and of printing prospectuses), (iv) all reasonable fees and disbursements of counsel for the Company and the Shareholders (which fees and disbursements for counsel for all Shareholders shall not exceed $25,000 per takedown, and $100,000 in the aggregate) and all accountants and other Persons retained by the Company (including the expenses of any special audit and cold comfort letter required by or incident to such performance), and (v) all fees and expenses similar, equivalent or analogous to those set forth in the preceding sub-clauses (i) through (v) (but not including any commissions or transfer taxes, if any, attributable to the sale of Registrable Common Stock). In addition, in all cases the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which they are to be listed.
     (b) The obligation of the Company to bear the expenses described in Section 4(a) shall apply irrespective of whether any sales of Registrable Securities ultimately take place.
Section 5. Indemnification.
     (a) The Company agrees to indemnify and hold harmless the Shareholders, their partners, directors, officers, Affiliates, agents and representatives and each Person who controls (within the meaning of Section 15 of the Securities Act) the Shareholders from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) (each, a “Liability” and collectively, “Liabilities”), arising out of or based upon any untrue, or allegedly untrue, statement of a material fact contained in any Registration Statement or Prospectus or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading under the circumstances such statements were made, except insofar as such Liability (i) arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission contained in such Registration Statement or Prospectus in reliance and in conformity with information concerning the Shareholders furnished in writing to the Company by the Shareholders expressly for use therein, (ii) arises out of or is based upon offers or sales effected by the Shareholders “by means of” (as defined in Securities Act Rule 159A) a “free writing prospectus” (as defined in Securities Act Rule 405) that was not authorized in writing by the Company or (iii) was caused by a Shareholder’s failure to deliver or make available to such Shareholder’s immediate purchaser a copy of the Registration Statement or Prospectus or any amendments or supplements thereto (if the same was required by applicable Law to be delivered or made available); provided, however, the obligations of the Company pursuant to this Section 5 shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities (or actions in respect thereof) if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed).
     (b) The Shareholders agree severally and not jointly to indemnify and hold harmless the Company, its directors, officers, Affiliates, agents and representatives, and each Person who controls the Company (within the meaning of Section 15 of the Securities Act) to the same extent as the foregoing indemnity from the Company to the Shareholders, but only (i) if such statement or alleged statement or omission or alleged omission was made solely in reliance upon and in conformity with information with respect to the Shareholders furnished in writing to the Company by the Shareholders expressly for use in such Registration Statement or Prospectus or (ii) for any Liability which arises out of or is based upon offers or sales by the Shareholders “by means of” (as defined in Securities Act Rule 159A) a “free writing prospectus” (as defined in Securities Act Rule 405) that was not authorized in writing by the Company; provided, however, that (x) each Shareholder shall not be liable pursuant to this Section 5 for any amounts in excess of the net proceeds received by such Shareholder from the sale of Common Stock owned by such Shareholders through registration pursuant to this Agreement and (y) the obligations of the Shareholders pursuant to this Section 5 shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities (or actions in respect thereof) if such settlement is effected without the consent of the Shareholders (which consent shall not be unreasonably withheld, conditioned or delayed).
     (c) Any Person entitled to indemnification pursuant to this Section 5 shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (in addition to any local counsel) for each of the PN Shareholders, the NB Shareholders, and the MX Shareholders indemnified by such indemnifying party with respect to such claim. Failure to give prompt written notice shall not release the indemnifying party from its obligations hereunder except to the extent the indemnifying party is materially prejudiced by such failure to give notice. An indemnifying party will not, without the prior written consent of the indemnified parties (such consent not to be unreasonably withheld, delayed or conditioned), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim). For the avoidance of doubt, the indemnified parties will continue to be entitled to indemnification pursuant to this Section 5 in the event that such settlement, compromise or consent does not include an unconditional release of such indemnified party from all liability arising out of such claim.
     (d) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities by such indemnified party to another Person.
     (e) If the indemnification provided for pursuant to this Section 5 is due in accordance with the terms hereof, but is held by a court of competent jurisdiction to be unavailable or unenforceable in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified Person as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that result in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of the indemnifying party on the one hand and of the indemnified party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, and by such party’s relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. In no event shall an individual Shareholder be liable for any amounts in excess of the net proceeds received by such Shareholder from the sale of Common Stock owned by such Shareholder pursuant to this Agreement.
Section 6. Rule 144.
     The Company covenants that it will, at its own expense, file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, and it will take such further action as the Shareholders may reasonably request to make available adequate current public information with respect to the Company meeting the current public information requirements of Rule 144(c) under the Securities Act, to the extent required to enable the Shareholders to sell Registrable Common Stock without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of the Shareholders, the Company will deliver to the Shareholders a written statement as to whether it has complied with such information requirements and, if not, the specifics thereof.
Section 7. Transfer of Registration Rights.
     The Shareholders may not transfer or assign all or any portion of their then remaining rights under this Agreement (except by operation of Law pursuant to a merger or similar business combination) without the prior written consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed); provided, however, that the Shareholders may assign their rights and obligations hereunder (in whole or in part) to a 100% owned (directly or indirectly) Affiliate of such Shareholder or a limited partner of such Shareholder provided such Affiliate or limited partner agrees in writing with the Company to be bound by this Agreement as fully as if it were an initial signatory hereto, and any such transferee may thereafter make corresponding assignments in accordance with this proviso but only to other 100% owned (directly or indirectly) Affiliates or limited partners of the Shareholders. For purposes of clarity, any assignee permitted by the preceding sentence must remain a 100% owned (directly or indirectly) Affiliate of the Shareholder or limited partner of the Shareholder. In the event any shares of Registrable Common Stock are transferred to one or more 100% (directly or indirectly) owned Affiliates or limited partners in a manner permitted by this Agreement, the Shareholders shall notify the Company in writing of a single Person that shall be the authorized representative to receive notices and take all actions on behalf of the Shareholders and/or their respective permitted 100% owned (directly or indirectly) Affiliate assignees or limited partners. The Company shall file a supplement to the Registration Statement or Prospectus for the purpose of naming additional PN Shareholders, MX Shareholders and NB Shareholders; provided that the Company shall not be required to file more than six (6) supplements to the Registration Statement or Prospectus per 12 month period for the purpose of naming such additional Shareholders.

Section 8. Restrictions on Transferability.
     (a) NB Shares; MX Shares. Notwithstanding anything to the contrary contained in this Agreement or the Share Purchase Agreements, NB and MX shall not be restricted in any way from Disposing of all or any portion of the NB Shares and the MX Shares, respectively, except as provided by applicable securities laws.
     (b) PN Shares. Notwithstanding anything to the contrary contained in this Agreement or the Share Purchase Agreements:
     (i) for a period of one (1) year following the Matrix Closing Date (the “Initial PN Lock-Up Period”), PN shall not, except with the prior written consent of the Company (A) directly or indirectly Dispose, or offer or agree to Dispose, of any PN Shares, (B) enter into a transaction which would have the same effect, or (C) enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of any PN Shares, whether any such aforementioned transaction is to be settled by delivery of any PN Shares or other securities, in cash or otherwise;
     (ii) for a period of one (1) year following the expiration of the Initial PN Lock-Up Period (the “Second PN Lock-Up Period”), PN shall not, except with the prior written consent of the Company, (A) directly or indirectly Dispose, or offer or agree to Dispose, of more than 599,520 of the PN Shares (together with any transactions entered into pursuant to clauses (B) and (C)), (B) enter into a transaction which would have the same effect, or (C) enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of more than 599,520 of the PN Shares (together with any transactions entered into pursuant to clauses (A) and (B)), whether any such aforementioned transaction is to be settled by delivery of any PN Shares or other securities, in cash or otherwise; and
     (iii) following the expiration of the Second PN Lock-Up Period, PN shall not be restricted in any way from Disposing of all or any portion of any remaining PN Shares, except as provided by applicable securities laws.
     Notwithstanding the foregoing, PN may transfer his shares through inheritance in the event of his death so long as his heirs abide by the terms and obligations of PN under this Agreement.
     (c) To the full extent of its powers under applicable Law, the Company shall refrain from taking any action that would or could be viewed as recognizing or acknowledging any Disposition of Common Stock in violation of the terms and conditions of this Agreement or the Share Purchase Agreements.
Section 9. Corporate Governance; Non-Competition.
     (a) As soon as practicable following the Closing Date under the Share Purchase Agreement with PN, the Company shall use its reasonable best efforts to cause PN to be appointed as a Company Director. The Company shall use its reasonable best efforts to cause PN to be nominated or renominated to the Company Board, as the case may be, at the first two elections of Company Directors following the Closing, so long as PN owns at least 599,520 shares of Common Stock.
     (b) In consideration for entering into the Transactions with the Company, PN, for a period beginning on the Matrix Closing Date and ending on the later of (i) the third anniversary of the Matrix Closing Date, (ii) two years following the time at which PN is no longer on the board of directors of the Company and (iii) two years following the date or which PN is no longer an employee of the Company, PN and any entity directly or indirectly Controlled by PN, shall not directly or indirectly:
               (i) engage in, continue in or carry on any Pharmaceutical Business, including owning any Controlling financial interest in any corporation, partnership, firm, entity or other form of business organization which is so engaged;
               (ii) consult with, advise or assist in any way, whether or not for consideration, any corporation, partnership, firm, entity or other form of business organization which engages or carries out any Pharmaceutical Business and is now or becomes a competitor of the Company or their respective Affiliates, in any aspect, including advertising or otherwise endorsing the products of any intermediary for any such competitor, loaning money or rendering any other form of financial assistance to or engaging in any form of business transaction on other than an arm’s length basis with any such competitor; or
               (iii) engage in any practice the purpose or effect of which is to evade the provisions of this Section 9(b);
               provided, however, that the foregoing shall not prohibit actions by PN contemplated in this Agreement or the other Transaction Documents or the ownership of securities of corporations which are listed on a national securities exchange or traded in a national over-the-counter market in an amount which shall not exceed 5% of the outstanding shares of any such corporation. The Company and PN agree that the geographic scope of this covenant not to compete shall extend throughout the U.S., Europe and Asia, and the Parties acknowledge that such territory is reasonable in light of the respective businesses of the Company and its Affiliates. In the event that a court of competent jurisdiction determines that the provisions of this covenant not to compete are excessively broad as to duration, geographical scope or activity, it is expressly agreed that this covenant not to compete shall be construed so that the remaining provisions shall not be affected but shall remain in full force and effect, and any such over-broad provisions shall be deemed, without further action on the part of any Person, to be modified, amended and/or limited, but only to the extent necessary to render the same valid and enforceable in such jurisdiction. For the avoidance of doubt, PN shall not be restricted from making investments in any businesses not in the Pharmaceutical Business.

Section 10. Term, Termination.
     This Agreement shall become effective immediately following the first Closing under a Share Purchase Agreement and shall automatically terminate and be of no further force or effect with respect to any Shareholder, without any further action on the part of any of the parties, upon the date on which such Shareholder or any of their Affiliates ceases to own any Company Stock.
Section 11. Miscellaneous.
     (a) Representations and Warranties. Each of the Parties hereby represents and warrants to and for the benefit of the other Parties as follows:
               (i) it (if such Party is a legal entity) is duly organized, validly existing and in good standing as a legal entity under the laws of the respective jurisdiction of its organization;
               (ii) it has full power and authority, and PN has the requisite legal capacity, to execute and deliver this Agreement executed or to be executed by it and to perform its obligations hereunder. This Agreement has been duly and validly executed and delivered by each of the Parties and constitutes a legal, valid and binding obligation of each Party enforceable against it in accordance with its terms. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which such Party is a trustee, or any party to any other agreement or arrangement, whose consent is required for the execution and delivery of this Agreement or the consummation by such Party of the transactions contemplated hereby;
               (iii) none of the execution and delivery by such Party of this Agreement, the consummation of the transactions contemplated by this Agreement or compliance by such Party with any of the provisions hereof will conflict with, result in a breach of or constitute a default under any contract, charter document (if such Party is a legal entity), agreement or instrument to which it is a party; and
               (iv) no consent, waiver, approval, order, permit or authorization or declaration or filing with, or notification to, any Person or Governmental Authority is required on the part of such Party in connection with the execution and delivery of this Agreement, the consummation of the transactions contemplated by this Agreement or the compliance by such Party with any of the provisions hereof.
     (b) Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally, when sent by confirmed cable, telecopy, telegram or facsimile, when sent by overnight courier service or when mailed by certified or registered mail, return receipt requested, with postage prepaid to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to the Company:

Mylan Laboratories Inc.
1500 Corporate Drive
Canonsburg, Pennsylvania 15317
Attn:	Chief Legal Officer
Fax:	(724) 514-1870

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
Attn:	Eric L. Cochran
Marie L. Gibson
Fax:	(212) 735-2000

If to NB:

India Newbridge Investments Limited
301 Commerce Street, Suite 330
Fort Worth, TX 76102 U.S.A.
Attn:	Jeffrey D. Ekberg
Fax:	(817) 850-4084

with a copy (which shall not constitute notice) to:

Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, New York 10006
Attn:	Daniel S. Sternberg
David I. Gottlieb
Fax:	(212) 225-3999

If to MX:

Maxwell (Mauritius) Pte. Limited
c/o Temasek Holdings
06-18 Tower the Atrium
Orchard 60B Orchard Road
Singapore
Attn:	Tan Suan Swee
Fax:	+65 6829 6199

with a copy (which shall not constitute notice) to:

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza
New York, New York 10006
Attn:	Daniel S. Sternberg
David I. Gottlieb
Fax:	(212) 225-3999

If to PN:

Mr. Prasad Nimmagadda
Plot No. D-19, Gayatri Arcade,
Vikrampuri,
Kharkhana
Secunderabad - 500 009, India
Fax:	+91 90 663 366 01

with a copy (which shall not constitute notice) to:

Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, New York 10006
Attn:	Daniel S. Sternberg
David I. Gottlieb
Fax:	(212) 225-3999
          If to a transferee Shareholder, to the address of such transferee Shareholder set forth in the transfer documentation provided to the Company.
Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, facsimile transmission, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient.
     (c) Fees and Expenses. Except as otherwise expressly provided in this Agreement, each Party shall bear its respective costs and expenses (including investment advisory and legal fees and expenses) incurred in connection with the preparation, negotiation and execution of this Agreement and the transactions contemplated hereby, including all fees and expenses of agents, representatives, counsel and accountants.
     (d) Publicity. Except as required by Law or by obligations pursuant to any listing agreement with any stock exchange on which any securities of the Company are listed or quoted or any requirement of any other Governmental Authority, none of the Parties (nor any of their respective Affiliates) shall, without the prior written consent of the other Parties, which consent shall not be unreasonably withheld or delayed, make any public announcement or issue any press release with respect to the transactions contemplated in this Agreement. Prior to making any public disclosure required by applicable Law or pursuant to any listing agreement with or the requirement of any stock exchange on which any securities of the Company are listed or quoted or any requirement of any other Governmental Authority, the disclosing Party shall consult with the other Parties, to the extent feasible, as to the content and timing of such public announcement or press release with respect to the transactions contemplated in this Agreement. Unless otherwise agreed in writing by the other Parties, no Party shall, directly or indirectly, disclose or permit the disclosure of, the content of this Agreement or the other Transaction Documents or any of the terms or conditions regarding the transactions contemplated herein and therein, except (a) to representatives of the Shareholders or the Company in connection with such transactions, (b) to financial institutions, banks and sources of equity whose consent or financing will be obtained for the Transactions, (c) as may already be in the public domain other than as a result of a breach of this Section 11(d) by any Party and (d) as may be compelled in a judicial or administrative proceeding or as otherwise required by Law (in which case the disclosing Party shall notify the other Parties in writing promptly thereof).
     (e) Amendment; Waiver. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Parties. No waiver shall be effective hereunder unless contained in a writing signed by the Party sought to be charged with such waiver. Except as otherwise expressly provided herein, no failure to exercise, delay in exercising, or single or partial exercise of any right, power or remedy by any Party, and no course of dealing between the Parties, shall constitute a waiver of any such right, power or remedy. No waiver by a Party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.
     (f) Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns and is for the sole benefit of the Parties and their respective successors and permitted assigns. If the outstanding Common Stock is converted into or exchanged or substituted for other securities issued by any other Person, as a condition to the effectiveness of the merger, consolidation, reclassification, share exchange or other transaction pursuant to which such conversion, exchange, substitution or other transaction takes place, such other Person shall automatically become bound hereby with respect to such other securities constituting Registrable securities and, if requested by the Shareholders or a permitted transferee, shall further evidence such obligation by executing and delivering to the Shareholders and such transferee a written agreement to such effect in form and substance satisfactory to the Shareholders. Nothing in this Agreement, expressed or implied, is intended to confer upon any Person other than the Parties or their respective successors and permitted assigns any rights, benefits, remedies, obligations or liabilities under or by reason of this Agreement. No assignment of this Agreement or of any rights or obligations hereunder may be made by any Party (by operation of Law or otherwise) without the prior written consent of the other Parties (which consent shall not be unreasonably withheld, conditioned, or delayed), and any attempted assignment without the required consents shall be void. Notwithstanding the foregoing, the Shareholders may, after informing the Company in writing, assign this Agreement, in whole or in part, to any of their Affiliates or limited partners, but in no event shall any such assignment release the Shareholders from their obligations hereunder.
     (h) Severability. If any provision of this Agreement or the application thereof to any Person or circumstance is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision outside of the jurisdiction of such court or to Persons or circumstances other than those as to which it has been held invalid, void or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby.
     (i) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement. In addition to any other lawful means of execution or delivery, this Agreement may be executed by facsimile signatures and may be delivered by the exchange of counterparts of signature pages by means of telecopier transmission.
     (j) Governing Law. This Agreement shall be governed by, and construed in accordance with the substantive the Laws of the State of New York, regardless of the Laws that might otherwise govern under applicable principles of conflict of Laws thereof.
     (k) Specific Performance. Without prejudice to the right of the Parties to pursue other rights in respect of a breach of obligation hereunder, the Parties specifically acknowledge that monetary damages may not be an adequate remedy for violations of this Agreement, and that any Party shall be entitled to equitable relief, including injunctive relief and specific performance, in addition to any other remedies at Law or in equity that it may have, to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable Law and to the extent the party seeking such relief would be entitled on the merits to obtain such relief, each Party waives any objection to the imposition of such relief.
     (l) Arbitration.
     (i) Any controversy, claim or dispute arising out of or relating to or in connection with this Agreement, including a dispute regarding the breach, termination, enforceability or validity hereof shall be finally resolved by binding arbitration in London before a panel of three arbitrators. The arbitration shall be administered by the International Chamber of Commerce (the “ICC”) under its Rules of Arbitration in effect at the time of the arbitration (the “Rules”), except as they may be modified herein by agreement of the Parties. The arbitration shall be conducted and the award shall be issued in the English language. The Company on the one hand, and the Shareholders, on the other hand, shall each nominate one arbitrator in accordance with the Rules. The two party-nominated arbitrators shall nominate a third arbitrator, who shall chair the arbitral tribunal, within thirty (30) days of the confirmation of the appointment of the second arbitrator. At the request of any Party, any arbitrator not timely appointed shall be appointed by the ICC International Court of Arbitration within thirty (30) days of the date of the request. An arbitral tribunal constituted in accordance with this Section 11(l) shall be referred to as a “Tribunal”. The award of the Tribunal shall be final and binding upon the Parties, and shall not be subject to any appeal or review, except in accordance with the Rules and the United Nations Convention on the Recognition and Enforcement of Foreign Arbitral Awards, 1958.
     (ii) Any Party shall have the right to have recourse to and shall be bound by the Pre-Arbitral Referee Procedure of the ICC in accordance with the Rules for a Pre-Arbitral Referee Procedure. Without prejudice to such provisional remedies as may be available under the Pre-Arbitral Referee Procedure, the Tribunal shall have full authority to award damages for the failure of any Party to respect the Tribunal’s orders granting the same relief as the Pre-Arbitral Referee Procedure.
     (iii) There shall be limited documentary discovery consistent with the expedited nature of arbitration. The Tribunal shall have the authority to award any remedy of relief in accordance with the terms of the Agreement and the Law of the State of New York including, without limitation, provisional or permanent injunctive relief and specific performance of any obligation created hereunder, except that the Tribunal shall not be empowered to award indirect, consequential, punitive, multiple or exemplary damages, and the Parties hereby waive any right to such damages. Judgment upon the award rendered may be entered in any court having jurisdiction over any of the Parties or any of their assets.
     (iv) Each of the Parties hereby submits unconditionally to the non-exclusive jurisdiction of the state and federal courts of the State of New York for purposes of (i) enforcing the agreement to arbitrate pursuant to this Section 12(l), (ii) seeking provisional or ancillary remedies and relief in aid of arbitration and (iii) entry of Judgment upon any arbitral award made pursuant hereto, and waives any objection to the venue of any proceeding in any such court or that any such court provides an inconvenient forum and consents to the service of process upon it in connection with any proceeding instituted under this Section 11(l) in the same manner as provided for the giving of notice hereunder.
     (v) Each of the Parties participating in an arbitration pursuant to the terms of this Agreement shall, subject to the award of the Tribunal, pay an equal share of the arbitrators’ fees and expenses and the fees and expenses of the ICC. The Tribunal shall have the power to award recovery of all costs (including reasonable attorneys’ fees, administrative fees, arbitrators’ fees and expenses) to the prevailing Party.
     (vi) The Parties hereby agree to exclude the applicability of Part I of the Arbitration and Conciliation Act, 1996 to arbitration under this Section 11(l).
     (vii) In order to facilitate the comprehensive resolution of related disputes, all claims between any of the Parties that arise under or in connection with this Agreement and/or any other Transaction Document may be brought in a single arbitration. Upon the request of any Party to such arbitration, the arbitral tribunal for such proceeding shall consolidate any arbitration proceeding instituted under this Agreement and/or any other Transaction Document with any other arbitration proceeding instituted under this Agreement and/or any other Transaction Document, if such tribunal determines that (i) there are issues of fact or law common to the proceedings so that a consolidated proceeding would be more efficient than separate proceedings and (ii) no Party would be unduly prejudiced as a result of such consolidation through undue delay or otherwise. In the event of different rulings on this question by the Tribunal constituted hereunder and another arbitral tribunal constituted under this Agreement and/or any other Transaction Document, the ruling of the tribunal constituted first in time shall control. Such tribunal shall serve as the tribunal for any consolidated arbitration, unless any Party objects within twenty (20) days of receipt of the order of consolidation, in which case the ICC International Court of Arbitration shall select three (3) new arbitrators for the consolidated arbitration. Any such order of consolidation issued by such tribunal shall be final and binding upon the parties to the arbitrations. The parties to such arbitrations waive any right they have to appeal or to seek interpretation, revision or annulment of such order of consolidation under the Rules or in any court. The Parties agree that upon receipt of such an order of consolidation, they will promptly dismiss any arbitration brought under this Section 11(l) or any other Transaction Document, the subject of which has been consolidated into another arbitral proceeding under this Section 12(l).
     (m) Interpretation. This Agreement is to be interpreted in accordance with the following rules of construction:
     (i) All definitions of terms apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.
     (ii) The words “include,” “includes” and “including” are deemed to be followed by the phrase “without limitation.” The words “herein”, “hereto”, “hereof’, and “hereunder” and words of similar import refer to this Agreement in its entirety and are not limited to any part hereof unless the context shall otherwise require. The word “or” is not exclusive and means “and/or.”
     (iii) All references in this Agreement to Articles, Sections and subsections are, respectively, references to Articles, Sections and subsections of this Agreement, unless otherwise specified.
     (iv) All references to any Transaction Document are to such document as amended, modified or supplemented from time to time in accordance with its terms. All references to any other agreement or instrument or any requirement of Law, license or similar item are to it as amended and supplemented from time to time (and, in the case of a Law, to any corresponding provisions of successor Laws), unless otherwise specified.
     (v) Any reference in this Agreement to a “day” or number of “days” (without the explicit qualification “business”) is a reference to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a business Day, then such action or notice may be taken or given on the next business Day.
     (vi) In the case of any time, period or date referred to in any provision of this Agreement, time shall be of the essence.

     (vii) Any reference in this Agreement to “Rs.” means Rupees, the lawful currency of India, or its equivalent in any other currency.
     (viii) References to “dollars” or “$” are to U.S. dollars.
     (ix) The Parties and their respective legal counsel have participated in the drafting of this Agreement, and this Agreement will be construed simply and according to its fair meaning and without any presumption or prejudice for or against any Party.
     (x) The table of contents, section headings and bold face type contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.
     (n) Entire Agreement. This Agreement (together with the other Transaction Documents) constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, this Shareholders Agreement has been duly executed by each of the parties hereto as of the date first written above.

Mylan Laboratories Inc.
By:	/s/ Robert J. Coury
	Name:	Robert J. Coury
	Title:	Vice Chairman and CEO

Prasad Nimmagadda
By:	/s/ Prasad Nimmagadda

India Newbridge Investments Limited
By:	/s/ Jeffrey D. Ekberg
	Name:	Jeffrey D. Ekberg
	Title:	Director

India Newbridge Coinvestment Limited
By:	/s/ Jeffrey D. Ekberg
	Name:	Jeffrey D. Ekberg
	Title:	Director

India Newbridge Partners FDI Limited
By:	/s/ Jeffrey D. Ekberg
	Name:	Jeffrey D. Ekberg
	Title:	Director

Maxwell (Mauritius) Pte. Ltd.
By:	/s/ Tan Suan Swee
	Name:	Tan Suan Swee
	Title:	Director

EXHIBIT A
Plan of Distribution
                          is registering the shares of common stock covered by this prospectus for the selling shareholder. As used in this prospectus, “selling shareholder” includes the donees, transferees, pledgees or others who may later hold the selling shareholder’s interests. Pursuant to a Shareholders Agreement, dated as of [first Closing Date],                      agreed to register the common stock owned by the selling shareholder and to indemnify the selling shareholder against certain liabilities related to the selling of the common stock, including liabilities arising under the Securities Act. Under the Shareholders Agreement,                      also agreed to pay the costs and fees of registering the shares of common stock; however, the selling shareholder will pay any brokerage commissions relating to the sale of the shares of common stock.
     The selling shareholder may sell the common stock being offered hereby in one or more of the following ways at various times:
•	directly to investors; or

•	through agents to the public or to investors.
     The selling shareholder may offer its shares of common stock in one or more offerings pursuant to one or more prospectus supplements, if required by applicable law, and any such prospectus supplement will set forth the terms of the relevant offering to the extent required. To the extent the shares of common stock offered pursuant to a prospectus supplement remain unsold, the selling shareholder may offer those shares of common stock on different terms pursuant to another prospectus supplement.
     The selling shareholder will act independently of                      in making decisions with respect to the timing, manner and size of each sale. The selling shareholder may sell the common stock in transactions:
•	on the New York Stock Exchange or any other national securities exchange or quotation system on which the common stock may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or services or in the over-the-counter market; or

•	through the writing and exercise of options, whether these options are listed on any options exchange or otherwise.

The securities may be sold:

•	at fixed prices;

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•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.
     A distribution of the common stock by the selling shareholder may also be effected through the issuance by the selling shareholder or others of derivative securities, including without limitation, warrants, exchangeable securities, forward delivery contracts and the writing of options.
     In addition, the selling shareholder may sell some or all of the shares of common stock covered by this prospectus through:
•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	privately negotiated transactions.
     The selling shareholder may also enter into hedging transactions. For example, the selling shareholder may:
•	enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of common stock received from the selling shareholder to close out its short positions;

•	sell common stock short itself and redeliver such shares to close out its short positions;

•	enter into option or other types of transactions that require the selling shareholder to deliver common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the common stock under this prospectus; or

•	loan or pledge the common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.
     In addition,                      may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated

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transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third party may use securities borrowed from                      or others to settle such sales and may use securities received from                      to close out any related short positions.                      may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.
     The applicable prospectus supplement will set forth the terms of the offering of the common stock covered by this prospectus, including:
•	the name or names of any dealers or agents and the amounts of securities purchased by each of them, if any; and

•	the public offering price of the common stock and the proceeds to the selling shareholder and any discounts, commissions or concessions or other items constituting compensation allowed, reallowed or paid to dealers or agents, if any.
     Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to dealers or agents may be changed from time to time.
     The selling shareholder may negotiate and pay broker-dealers’ commissions, discounts or concessions for their services. Broker-dealers engaged by the selling shareholder may allow other broker-dealers to participate in resales. The selling shareholder and any broker-dealers involved in the sale or resale of the common stock may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the broker-dealers’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act. If the selling shareholder qualifies as an “underwriter,” it will be subject to the prospectus delivery requirements of Section 5(b)(2) of the Securities Act.
     In addition to selling its common stock under this prospectus, the selling shareholder may:
•	agree to indemnify any broker-dealer or agent against certain liabilities related to the selling of the common stock, including liabilities arising under the Securities Act;

•	transfer its common stock in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer;

•	sell its common stock under Rule 144 of the Securities Act rather than under this prospectus, if the transaction meets the requirements of Rule 144; or

•	sell its common stock by any other legally available means.

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